Sub-Item 77K
Progressive Return Fund, Inc.

The Proxy Statement on Schedule 14A for Progressive Return Fund, Inc. (accession number 0000909012-02-000242), is incorporated by reference to the Definitive Proxy Statement for such fund filed with the Securities and Exchange Commission on March 26, 2002.